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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Interpoint Corporation:

We consent to the incorporation by reference in the Registration Statements (Nos. 33-21987, 33-48200, 33-58441 and 33-39237) on Form S-8 of Interpoint
Corporation of our report dated November 9, 1993, with respect to the statements of income, stockholders' equity and cash flows of Advanced Digital Information Corporation for the year ended September 30, 1993, which report appears in the October 31, 1995 annual report on Form 10-K of Interpoint Corporation.

/s/KPMG PEAT MARWICK LLP
KPMG PEAT MARWICK LLP

Seattle, Washington
January 26, 1996